Exhibit 99.2

Press Release

Alliance One International, Inc. Announces Amendment and Restatement of Senior Secured Credit Facility

MORRISVILLE, N.C., Feb. 28 /PRNewswire-FirstCall/ — Alliance One International, Inc. (NYSE: AOI), a leading independent leaf tobacco merchant, today announced that it has commenced a process to amend and restate its existing senior secured credit facility. Alliance One expects the amended and restated credit facility to consist of a three and one-half year $250.0 million senior secured revolving credit line and a four-year $135.0 million senior secured term loan. Alliance One expects the amendment and restatement, which requires the approval of the lenders under the existing senior secured credit facility, to occur on or prior to March 31, 2007. However, there can be no assurance that the amendment and restatement of the senior secured credit facility will close at the time currently expected or at all.

This press release contains forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under the heading of Risk Factors listed from time to time in the Company’s filings with the Securities and Exchange Commission.

SOURCE Alliance One International, Inc.

CONTACT:

Joel Thomas of Alliance One International, Inc.,

+1-919-379-4300

Web site: http://www.aointl.com

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